Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sono Group N.V. of our report dated March 19, 2021 relating to the financial statements of Sono Group N.V., which appears in Sono Group N.V.’s Registration Statement on Form F-1 (No. 333-260432).

Munich, Germany

November 19, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Alexander Fiedler	/s/ Sylvia Eichler
Alexander Fiedler	Sylvia Eichler
Wirtschaftsprüfer	Wirtschaftsprüferin
(German Public Auditor)	(German Public Auditor)